Exhibit 99.2
ABM Industries Incorporated Fourth Quarter and Fiscal 2008 Earnings Conference Call December 16, 2008

3 Agenda Introduction of call participants Henrik C. Slipsager, President & CEO James S. Lusk, EVP and CFO Sarah H. McConnell, SVP & General Counsel 2008 Overview 2008 Financial Review Operating Results 2009 Guidance

5 Forward - Looking Statements Our presentation today contains predictions, estimates and other forward-looking statements. Our use of the words estimate, expect, and similar expressions is intended to identify these statements. These statements represent our current judgment on what the future holds. While we believe them to be reasonable, these statements are subject to risks and uncertainties that could cause our actual results to differ materially. Some of the important factors relating to our business are described in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K.

7 Statements Relating to Non-GAAP Financial Measures During the course of this presentation, certain non-GAAP financial information will be presented. A reconciliation of those numbers to GAAP financial measures is available on the Company's website under "Investor Relations".

9 Fiscal 2008 Business Overview Achieved 2008 fiscal year guidance for both Income from Continuing Operations and Adjusted Income from Continuing Operations Created unmatched national footprint with acquisition of OneSource Despite challenging economy, double digit growth in revenue and operating profit Prudent management of operations and cash puts Company in strong position for fiscal 2009

11 Fiscal 2008 Performance Highlights Revenues $3.6B Increased more than $900M or 33.9% from FY07 Organic revenue growth over 3% Adjusted EBITDA $133.4M Increased 45.8% from FY07 Double digit growth in all operating divisions Income from Continuing Operations $52.7M Adjusted $56.3M Increased $2.1M or 4.2% from FY07 Increased $7.5M or 15.4% from 2007 Diluted EPS from Continuing Operations $1.03 Adjusted $1.10 Within guidance range previously communicated Operating Cash Flow $60.0M Improved by $4.7M compared to FY07 Long-Term Debt $230M Since completing the purchase of OneSource (quarter ending January 31, 2008), debt reduced by $86M

13 OneSource acquisition Generated more than $800 million in sales in fiscal 2008 Realized approximately $30 million in cost-saving synergies in fiscal 2008; nearly $2 million better than original projection Lighting sale completed in October 2008 Proceeds used to pay down debt; Management able to focus on core operations The Project Transform initiative continues on schedule ABM is positioned to effectively manage future growth when economy rebounds Strategic Initiatives

15 Q4 Financial Results (unaudited) * Reconciliation of Adjusted EBITDA located at the back of this presentation and on ABM's website.

17 FY08 Financial Results (unaudited) * Reconciliation of Adjusted EBITDA located at the back of this presentation and on ABM's website.

19 Strong Balance Sheet (unaudited)

21 Segment Highlights: Janitorial Revenue (in $M) Q407 Q108 Q208 Q308 Q408 East 412.9 606 625.5 638.5 622.2 Operating Profit (in $M) Fourth quarter revenue up 51% compared to 2007 and for the year up 54%; Organic sales growth of 3% Operating profit for the quarter up 45% compared to 2007 and for the year up 36% Despite challenging economy and market conditions, integrated OneSource operations and achieved, on a run rate basis, 91% of previously communicated cost savings synergies Q407 Q108 Q208 Q308 Q408 Operating Profit 25 20.9 29.8 31.7 36.1

23 Segment Highlights: Parking Revenue (in $M) Q407 Q108 Q208 Q308 Q408 East 116.4 118 118.5 119.8 119 Operating Profit (in $M) Q407 Q108 Q208 Q308 Q408 Operating Profit 5 3.9 4.4 5.5 5.7 Fourth quarter revenue up 2% compared to 2007 and for the year up 5% Operating profit for the quarter up 15% compared to 2007 and for the year down 7% because of the $5 million gain recorded in 2007 from lease termination Even with a recession, the parking segment grew year-over-year, demonstrating the benefit of acquiring HealthCare Parking Services of America (HPSA), concentration in managed lots, and increasing the commercial shuttle bus segment of the business

25 Segment Highlights: Security Revenue (in $M) Q407 Q108 Q208 Q308 Q408 East 81.3 80.9 82.3 85.3 84.9 Operating Profit (in $M) Q407 Q108 Q208 Q308 Q408 Operating Profit 2.2 1.4 1.5 2.1 2.8 Revenue for the fourth quarter and year up 4% compared to 2007 comparable periods Operating profit for the quarter up 30% compared to 2007 and for the year up 62% Technology-based approach leading expansion in several vertical markets; entering fiscal 2009 with strong momentum

27 Segment Highlights: Engineering Revenue (in $M) Q407 Q108 Q208 Q308 Q408 East 79 81.8 79.3 79.6 79 Operating Profit (in $M) Q407 Q108 Q208 Q308 Q408 Operating Profit 5.5 3.5 4.3 5.5 5.8 Revenue for the quarter was flat compared to 2007 and for the year up 6% Operating profit for the fourth quarter up 6% compared to 2007 and for the year up 23% because of focus on profitable business, lower insurance costs, and expense reduction Strong sales pipeline for 2009 as Engineering focuses on leveraging outsourcing trend and providing energy services

29 Continued challenging economic and market conditions ABM will continue to follow proven strategies of: Leveraging strong financial condition and national footprint Focusing on outsourcing trends as customers look for integrated solutions Selling energy savings through Engineering platform Conservatively managing resources and expenses Prudently managing working capital and balance sheet Guidance For the first half of fiscal 2009, expect Income from Continuing Operations on a diluted per share basis of $0.42 - $0.50 Expect Adjusted Income from Continuing Operations, which excludes Items Impacting Comparability, on a diluted per share basis of $0.46 - $0.54* FY09 Outlook * Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share for the Six Months Ending April 30, 2009 is located at the back of this presentation and on ABM's website.

31 Appendix - Reconciliation (unaudited)

33 Appendix - Reconciliation